EXHIBIT A


                                               AMENDED AND RESTATED
                                           ARTICLES OF INCORPORATION OF

                                              NIPSCO INDUSTRIES, INC.


                                                     ARTICLE I

                                                       Name

         The name of the Corporation is NIPSCO Industries, Inc.

                                                    ARTICLE II

                                                Period of Duration

         The period during which the Corporation shall continue is perpetual.

                                                    ARTICLE III

                                                Purpose and Powers

     Purpose. The purpose for which the Corporation is formed is the transaction of any or all lawful business for which corporations may be incorporated under the Act.

     Powers. The Corporation shall have the capacity to act possessed by natural persons and, subject to any limitations or restrictions imposed by the Act, other law or the Articles of Incorporation, shall have the power to do all acts and things necessary, convenient or expedient to carry out the purposes for which it is formed.

                                                    ARTICLE IV

                                            Registered Office and Agent

     The street address of the Corporation's registered office in Indiana and the name of its registered agent at that office is Nina M. Rausch, 5265 Hohman Avenue, Hammond, Indiana 46320.

                                                     ARTICLE V

                                                 Authorized Shares

A.       Authorized Capital Shares.

     The total number of shares which the Corporation shall have the authority to issue shall be 420,000,000 shares, of which 400,000,000 shares shall be Common Shares without par value and 20,000,000 shares shall be Preferred Shares without par value.

B.       Preferred Shares.

     Preferred Shares may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Shares shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any other series at any time outstanding. Subject to the provisions of Section C of this ARTICLE V, the Board of Directors is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Shares, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

     (a) the distinctive designation of, and the number of Preferred Shares which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

     (b) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of shares of the Corporation, or on any series of Preferred Shares or of any other class or classes of shares of the Corporation and whether such dividends shall be cumulative or noncumulative;

     (c) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of shares of the Corporation, or any series of Preferred Shares, and the terms and conditions of such conversion or exchange;

     (d) whether shares of the series shall be subject to a redemption price or prices including, without limitation, a redemption price or prices payable in Common Shares and the time or times at which, and the terms and conditions upon which shares of the series may be redeemed;

     (e) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;

     (f) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

     (g) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the shareholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Shares or together with all series of Preferred Shares as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Shares or together with all series of Preferred Shares as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Shares or under such other circumstances and upon such conditions as the Board of Directors may determine.

     No holder of any shares of any series of Preferred Shares shall be entitled to vote for the election of directors or in respect of any other matter except as may be required by the Indiana Business Corporation Law, as amended, or as is permitted by the resolution or resolutions adopted by the Board of Directors authorizing the issue of such series of Preferred Shares.

C.   Common Shares.

     1. After the requirements with respect to the preferential dividends on Preferred Shares (fixed in accordance with the provisions of Section B of this ARTICLE V), if any, shall have been met and after this Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Section B of this ARTICLE V) and subject further to any other conditions which may be fixed in accordance with the provisions of Section B of this ARTICLE V, then, but not otherwise, the holders of Common Shares shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

     2. After distribution in full of the preferential amount (fixed in accordance with the provisions of Section B of this ARTICLE V), if any, to be distributed to the holders of Preferred Shares in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Shares shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of Common Shares held by each.

     3. Except as may otherwise be required by law, these Articles of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to Section B of this ARTICLE V, each holder of Common Shares shall have one vote in respect of each Common Shares held by such holder on each matter voted upon by the shareholders and any such right to vote shall not be cumulative.

D.   Other Provisions.

     1. The relative powers, preferences, and rights of each series of Preferred Shares in relation to the powers, preferences and right of each other series of Preferred Shares shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Section B of this ARTICLE V, and the consent by class or series vote or otherwise, of the holders of the Preferred Shares or such of the series of the Preferred Shares as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Shares whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Shares that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Shares.

     2. Subject to the provisions of Paragraph 1 of this Section D, shares of any series of Preferred Shares may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     3. Common Shares may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     4. No holder of any of the shares of any class or series of shares or securities convertible into such shares of any class or series of shares, or of options, warrants or other rights to purchase or acquire shares of any class or series of shares or of other securities of the Corporation shall have any preemptive right to purchase, acquire or subscribe for any unissued shares of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital shares of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for shares or any class or series, or carrying any right to purchase or acquire shares of any class or series, but any such unissued shares, additional authorized issue of shares of any class or series of shares or securities convertible into or exchangeable for shares, or carrying any right to purchase or acquire shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

     5. The Corporation reserves the right to increase or decrease its authorized capital shares, or any class or series thereof, or to reclassify the same and to amend, alter, change or repeal any provision contained in the Articles of Incorporation, or in any amendment thereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinbefore prescribed, and all right conferred upon shareholders in the Articles of Incorporation of this Corporation, or any amendment thereto, are granted subject to this reservation.

     6. Unless any statute of the State of Indiana shall expressly provide to the contrary and subject to the limitations hereinbefore set forth in this
ARTICLE V, the Corporation may acquire, hold and dispose of any of its shares of any class heretofore issued and outstanding.

E.   Series A Junior Participating Preferred Shares.

     1. This Section E of the ARTICLE V hereby creates a series of Preferred Shares and hereby states the designation and number of shares, and fixes the relative powers, preferences and rights of such series.

     2. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Shares" (the "Series A Preferred Shares") and the number of shares constituting the Series A Preferred Shares shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Shares.

         3.   Dividends and Distributions.

     (a) Subject to the rights of the holders of any shares of any series of Preferred Shares (or any similar shares) ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares, in preference to the holders of Common Shares and of any other junior shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 20th day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $26 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Preferred Share or fraction of a Series A Preferred Share. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph 3(a) of the Section E immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $26 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (c) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     4. Voting Rights. The holders of Series A Preferred Shares will have the following voting rights:

     (a) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event;

     (b) Except as otherwise provided herein, in any other provisions of the Articles of Incorporation of the Corporation creating a series of Preferred Shares or any similar shares, or by law, the holders of Series A Preferred Shares and the holders of Common Shares and any other capital shares of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation;

     (c) If at the time of any annual meeting of shareholders for the election of directors a "default in preference dividends" on the Series A Preferred Shares shall exist, the number of directors constituting the Board of Directors of the Company shall be increased by two (2), and the holders of the Preferred Shares of all series (whether or not the holders of such series of Preferred Shares would be entitled to vote for the election of directors if such default in preference dividends did not exist) shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Shares, to elect two (2) directors of the Company to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Shares. Each director elected by the holders of Preferred Shares (a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding Preferred Shares voting together as a single class without regard to series, at a meeting of the shareholders or of the holders of Preferred Shares called for the purpose. So long as a default in any preference dividends on the Preferred Shares shall exist, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Company and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding Preferred Shares voting together as a single class without regard to series, at the same meeting at which such removal shall voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Company shall be reduced by two (2). For the purposes hereof, a "default in preference dividends" on the Preferred Shares shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Shares shall be equivalent to six (6) full quarterly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all Preferred Shares of each and every series then outstanding shall have been paid to the end of the last preceding quarterly dividend period; and

     (d) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extend they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action; and

         5.   Certain Restrictions.

     (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares, as provided in paragraph 3 of this Section E, are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

               (ii) declare or pay dividends, or make any other distributions, on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior shares in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

               (iv) redeem or purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph 5(a) of this Section E, purchase or otherwise acquire such shares at such time and in such manner.

     6. Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation of the Corporation creating a series of Preferred Shares or any similar shares or as otherwise required by law.

     7. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received $6,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Series A Preferred Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (b) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of a Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case each Series A Preferred Share shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event. 9. No Redemption. The Series A Preferred Shares shall not be redeemable.

     10. Conversion. The Series A Preferred Shares shall not be convertible into Common Shares or shares of any other series of any other class of Preferred Shares.

     11. Rank. The Series A Preferred Shares shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Shares, unless the terms of any such series shall provide otherwise.

     12. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Shares, voting together as a single class.

F.  8.75% Series Cumulative Preferred Shares.

     1. This Section F of this ARTICLE V hereby creates a series of Preferred Shares and hereby states the designation and number of shares, and fixes the powers, preferences and relative participating, optional and other rights of such series, and the qualifications, limitation and restrictions thereof.

     2. Designation And Amount. The shares of such series shall be designated as "8.75% Series Cumulative Preferred Shares (Liquidation Preference $100 Per Share)" (the "8.75% Series Preferred Shares") and the number of shares constituting the 8.75% Series Preferred Shares shall be 350,000.

         3.  Dividends.

     (a) The holders of 8.75% Series Preferred Shares, in preference to the holders of the Series A Preferred Shares, the Common Shares and of any other junior shares hereafter created, shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the purpose, cumulative quarterly dividends at the rate of 8.75% per annum, computed on the liquidation preference of the 8.75% Series Preferred Shares (using for such computation a month of 30 days and a year of 360 days), payable in arrears in cash on the 14th day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") to the holders of record as of the 14th day of the month prior to such respective dates, commencing on January 14, 1991. Dividends shall accumulate on a daily basis. Holders of 8.75% Series Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on such shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 8.75% Series Preferred Shares that may be in arrears. The initial dividend shall be that proportion of a quarterly dividend that the number of days (using a month of 30 days and a year of 360 days) from the date of sale and delivery of such shares (including such date) to January 14, 1991, (excluding such date) bears to ninety days.

     (b) Except as set forth in the next sentence, no dividends shall be declared, paid or set apart for payment on, or any other distributions made in respect of, shares of any class or series ranking, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, on a parity with the 8.75% Series Preferred Shares, unless full cumulative dividends have been or contemporaneously are declared and paid on the 8.75% Series Preferred Shares through the most recent Quarterly Dividend Payment Date. When dividends are not paid in full as aforesaid, upon the 8.75% Series Preferred Shares, or on any such parity shares through the most recent respective dividend payment date(s) thereof, all dividends declared upon the 8.75% Series Preferred Shares and such parity shares shall be declared contemporaneously and pro rate so that the amount of dividends declared per share on the 8.75% Series Preferred Shares and such parity shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the 8.75% Series Preferred Shares and such other shares bear to each other (for purposes of the foregoing, the amount of dividends declared per share shall be based on the applicable dividend rate for such shares for the dividend period(s) for which dividends were not paid in full).

     4. Voting Rights. The holders of 8.75% Series Preferred Shares shall have voting rights only as provided by law or as specifically set forth in this Section F.

     (a) Each 8.75% Series Preferred Share shall entitle the holder thereof to one vote on all matters on which the shares may be voted.

     (b) If at the time of any annual meeting of shareholders for the election of directors a "default in preference dividends" on the 8.75% Series Preferred Shares, or on any series of Preferred Shares, ranking on a parity with the 8.75% Series Preferred Shares as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall exist, the holders of the 8.75% Series Preferred Shares and such parity shares shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Shares and all other securities of the Corporation, to elect two (2) directors of the Corporation. Such right shall continue until there are no dividends in arrears upon the 8.75% Series Preferred Shares. Each director elected by the holders of Preferred Shares as aforesaid and any such parity shares (a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding 8.75% Series Preferred Shares and any such parity shares voting together as a single class without regard to series, at a meeting of the shareholders or of the holders of 8.75% Series Preferred Shares and any such parity shares called for the purpose. So long as a default in any preference dividends on the 8.75% Series Preferred Shares or any such parity shares shall exist, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Company and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding 8.75% Series Preferred Shares and any such parity shares voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. For the purposes hereof, a "default in preference dividends" shall be deemed to have occurred whenever the amount of accumulated dividends upon the 8.75% Series Preferred Shares or any series of shares ranking on a parity therewith as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up shall be equivalent to four (4) full quarterly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accumulated dividends on all 8.75% Series Preferred Shares and any such parity shares then outstanding shall have been paid to the end of the last preceding quarterly dividend period or equivalent thereof.

     (c) The Corporation shall not, without the vote or consent of the holders of two-thirds of the outstanding 8.75% Series Preferred Shares and Preferred Shares ranking on a parity with the 8.75% Series Preferred Shares as to the
payment  of  dividends  and  the   distribution  of  assets  upon   liquidation,
dissolution or winding up, amend its Articles of Incorporation to create or authorize any class or series of shares, or any class or series of securities convertible into any class or series of shares, which would rank prior to the 8.75% Series Preferred Shares and such parity shares as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up.

         5.  Certain Restrictions.

     (a) Whenever quarterly dividends payable on the 8.75% Series Preferred Shares, as provided in paragraph 3 of this Section F, are in arrears, or in the event the Corporation shall have failed to redeem the 8.75% Series Preferred Shares on January 14, 1996, in accordance with the provisions of Section 8 hereof, thereafter and until all accumulated and unpaid dividends, whether or not earned or declared, on 8.75% Series Preferred Shares outstanding shall have been paid in full, or until such redemption shall have been effected, as the case may be, the Corporation shall not:

          (i) declare, pay or set apart for payment dividends, or make any other distributions, on any shares ranking junior (either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up) to the 8.75% Series Preferred Shares;

          (ii) redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up) to the 8.75% Series Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for any shares of the Corporation ranking junior (either as to the payment of dividends or as to the distribution of assets upon dissolution, liquidation or winding up) to the 8.75% Series Preferred Shares; or

          (iii) redeem or purchase or otherwise acquire for consideration any 8.75% Series Preferred Shares, or any shares ranking on a parity with the 8.75% Series Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of all such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph 5(a) of this Section F, purchase or otherwise acquire such shares at such time and in such manner.

          6. Reacquired Shares. Any 8.75% Series Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares subject to the conditions and restrictions on issuance set forth herein and in the Articles of Incorporation of the Corporation creating a series of Preferred Shares or any similar shares or as otherwise required by law.

          7. Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of 8.75% Series Preferred Shares will be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Corporation ranking junior to the 8.75% Series Preferred Shares as to the distribution of assets upon liquidation, dissolution or winding up, an amount equal to the liquidation preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to the date of final distribution. The liquidation preference for 8.75% Series Preferred Shares shall be $100.00 per share. After the payment to the holders of 8.75% Series Preferred Shares of the full preferential amounts provided for as described herein, the holders of 8.75% Series Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation. In the event the assets of the Corporation available for distribution to the holders of 8.75% Series Preferred Shares upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the 8.75% Series Preferred Shares upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of 8.75% Series Preferred Shares, ratable, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the 8.75% Series Preferred Shares with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 8.75% Series Preferred Shares as described herein, but not prior thereto, any other series or class or classes of shares ranking junior to the 8.75% Series Preferred Shares with respect to the distribution of assets upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 8.75% Series Preferred Shares shall not be entitled to share therein.

         8.  Redemption.

          (a) The 8.75% Series Preferred Shares shall be redeemed in whole by the Corporation on January 14, 1996, at the redemption price of $100 per share plus all unpaid cumulative dividends accumulated thereon to the date of redemption, whether or not earned or declared. The Corporation shall give notice of such redemption to the holders of the 8.75% Series Preferred Shares by mail not more than sixty (60) but not less than thirty (30) days prior to the redemption date, but failure to so mail such notice or any defect therein or in the mailing thereof shall not affect the validity of such redemption.

          (b) The Corporation shall, after giving notice of redemption as herein provided, or after giving to the bank or trust company hereinafter referred to irrevocable authority to give due notice, deposit at any time on or prior to the redemption date specified in such notice, and after the earliest date on which notice of redemption may be given as herein provided, the amount of the aggregate redemption price plus all unpaid cumulative dividends accumulated to the redemption date (whether or not earned or declared) on the 8.75% Series Preferred Shares to be redeemed, with a bank or trust company having a capital and surplus of at least five million dollars and its principal office in the City of Chicago, Illinois, designated in such notice, in trust for the holders of such shares so to be redeemed, payable to the holders thereof on the date fixed for redemption, and then, from and after the date of such deposit, such shares, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, shall no longer be deemed outstanding and shall be deemed canceled and retired, and each holder thereof shall not thereafter be entitled to receive any further dividends or be entitled to exercise any rights as a holder of such shares, excepting only the right to receive the redemption price thereof plus all unpaid cumulative dividends accumulated thereon to the date of redemption (whether or not earned or declared), but without interest thereon. The moneys so deposited for the redemption of such shares shall be paid to the holders of such shares upon the surrender to the Corporation for cancellation of the certificates representing such shares, properly endorsed in blank for transfer or accompanied by proper instruments of assignment in blank (if required by the Corporation) and bearing all necessary stock transfer tax stamps thereto affixed and canceled.

          (c) In case the holder of any certificate for any 8.75% Series Preferred Shares which shall have been redeemed shall not, within six (6) years after such redemption date, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof; provided such bank or trust company, before being required to make any such payment, may (at the expense of the Corporation) cause to be published once a week on any business day of the week for two (2) consecutive weeks in a newspaper of general circulation in the city of Chicago, Illinois, customarily published on each business day, a notice that such moneys have not been so called for and that after a date named therein such moneys will be returned to the Corporation.

          9. Conversion. The 8.75% Series Preferred Shares shall not be convertible into Common Shares or shares of any other class or series of the Corporation.

          10. Rank. The 8.75% Series  Preferred  Shares shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, on a parity with all series of Preferred Shares, unless the terms of any such series shall provide otherwise. The Series A Preferred Shares shall rank junior to the 8.75% Series Preferred Shares both as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

          11. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the designation, rights or preferences of the 8.75% Series Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of such shares then outstanding.

                                                    ARTICLE VI

                                                     Directors

          1. The Board of Directors of the Corporation shall consist of ten (10) directors. The directors shall be divided into three classes, and each class shall consist of one-third, or as near as may be, of the total number of directors constituting the Board of Directors. At the 1988 and at each succeeding annual meeting of shareholders, successors to the class of directors whose terms expire at that annual meeting shall be elected to hold office for a three-year term, so that the term of office of one class of directors shall expire in each year. In the event that the holders of Preferred Shares are entitled at any shareholders meeting to elect directors, then the term of office of all persons who may be directors shall terminate upon the election of their successors at such meeting of shareholders.

          2. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, age and service limitations as may be set forth in the Bylaws, disqualification or removal from office. Any vacancy on the Board of Directors shall be filled by a majority of the Board of Directors then in office even if less than a quorum, or by a sole remaining director. Any director elected by the Board of Directors shall hold office until the annual meeting for the year in which the term for that Class of Directors shall expire.

          3. A director may be removed by the directors or the shareholders, but only for cause. If by directors, such action may be taken only at a meeting of the Board, the meeting notice for which must state that the purpose, or one of the purposes, of the meeting is the removal of the director, and the affirmative vote of two-thirds of the remaining directors is necessary to remove the director. If removal is by vote of the shareholders, it may only be considered at an annual meeting of shareholders, and the affirmative vote of two-thirds of the shares then entitled to vote for the election of directors is necessary to remove the director. For purposes of this section, cause for removal shall be construed to exist only if a director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal, or has been adjudged by a court of competent jurisdiction to be liable for willful misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to appeal.

                                                    ARTICLE VII

                                               Business Combinations

A.       Market Value Required.

          Notwithstanding any other provision of these Articles of Incorporation, the Corporation may not engage in any Business Combination (hereinafter defined) with any Interested Shareholder (hereinafter defined) of the Corporation unless the Business Combination meets the requirement specified in either paragraphs 1, 2, 3 following:

          1. A Business Combination approved by the Board of Directors of the Corporation before the Interested Shareholders Acquisition Date, or as to which the purchase of shares made by the Interested Shareholder on the interested Shareholder's Acquisition Date had been approved by the Board of Directors of the Corporation before the Interested Shareholder's Acquisition Date.

          2. A Business Combination approved by the affirmative vote of the holders of a majority of the outstanding voting shares not beneficially owned by the Interested Shareholder proposing the Business Combination, or any Affiliate or Associate of the Interested Shareholder proposing the Business Combination, at a meeting called for that purpose no earlier than five (5) years after the Interested Shareholder's Acquisition Date.

         3.  A Business Combination that meets all of the following conditions:

          (a) The aggregate amount of cash and the Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Shares in such Business Combination, shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

               (i) the highest per share price paid by or behalf of the Interested Shareholder when the Interested Shareholder was the beneficial owner (directly or indirectly) of five percent (5%) of the outstanding voting shares for any Common Share in connection with the acquisition by the Interested Shareholder of beneficial ownership of Common Shares (x) within the five-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the consummation date at the rate specified in the Act less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per common share since the earliest date, up to the amount of the interest.

               (ii) the Market Value per Common Share on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Acquisition Date"), whichever is higher, plus interest compounded annually from that date through the consummation date at the rate specified in the Act less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per common share since the earliest date, up to the amount of the interest. (b) The aggregate amount of cash and the Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Preferred Shares in such Business Combination shall be at least equal to the highest amount determined under clauses
          (i), (ii) and (iii) below:

               (i) the  highest  per  share  price  paid by or on  behalf of the
          Interested Shareholder at a time when the Interested Shareholder was the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding voting shares of the Corporation for any share of such class or series of Preferred Shares in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Preferred Shares (x) within the five-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, plus in either case, interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the consummation date at the rate specified in the Act less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per common share since the earliest date, up to the amount of the interest.

               (ii) the Market Value per share of such class or series of Preferred Shares on the Announcement Date or on the Acquisition Date, whichever is higher, plus interest compounded annually from that date through the consummation date at the rate specified in the Act less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per common share since the earliest date, up to the amount of the interest.

               (iii) the highest preferential amount per share to which the holders of shares of such class or series of Preferred Shares would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, plus the aggregate amount of any dividends declared or due as to which the holders are entitled before payment of dividends on some other class or series of shares, unless the aggregate amount of the dividends is included in the preferential amount.

               (c) The consideration to be received by holders of a particular class or series of outstanding Capital Shares shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Shares. If the consideration previously paid by the Interested Shareholder to acquire shares of any class or series of Capital Shares varied among the recipients thereof as to form, the form of consideration to be paid for such class or series of Capital Shares in connection with the Business Combination shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Shares previously acquired by the Interested Shareholder, and the consideration shall be distributed promptly.

               (d) After the Interested Shareholder's Acquisition Date and before the Consummation Date with respect to the Business Combination, the Interested Shareholder has not become the Beneficial Owner of any additional voting shares of the Corporation except: (i) as part of the transaction that resulted in the Interested Shareholder becoming an Interested Shareholder; (ii) by virtue of proportionate share splits, share dividends, or other distributions of shares in respect of shares not constituting a Business Combination; (iii) through a Business Combination meeting all of the conditions of the Articles of Incorporation or (iv) through purchase by the Interested Shareholder at any price that, if the price had been paid in an otherwise permissible Business Combination the Announcement Date and
          Consummation Date of which were the date of the purchase, would have satisfied the requirements of these Articles of Incorporation.

B.       Exceptions.

               The provisions of the preceding Section A shall not be applicable to any particular Business Combination if, in addition to any affirmative vote required by law or these Articles of Incorporation, such Business Combination shall be approved by the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the outstanding Voting Shares (hereinafter defined), voting together as a single class. Such Affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

C.       Definitions.

         The following definitions shall apply with respect to this ARTICLE VII:

         1.  The term "Business Combination" shall mean:

               (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Shareholder; or

               (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with or for the benefit of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets, securities or commitments of the Corporation or any Subsidiary (i) having an aggregate Market Value equal to ten percent (10%) or more of the aggregate Market Value of (x) all the assets, determined on a consolidated basis, of the Corporation, or (y) all the outstanding shares of the Corporation or (ii) representing ten percent (10%) or more of the earning power or net income, determined on a consolidated basis, of the Corporation; or

               c) the issuance or transfer by the Corporation or any Subsidiary of the Corporation (in one (1) transaction or a series on transactions) of any shares of the Corporation or any Subsidiary of the Corporation that have an aggregate market value equal to five percent (5%) or more of the aggregate market value of all the outstanding shares of the Corporation to the Interested Shareholder or an affiliate or the associate of the Interested Shareholder except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made pro rata to all shareholders of the Corporation; or

               (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation which is voted for or consented to by any Interested Shareholder or any Affiliate or Associate thereof; or

               (e) any reclassification of securities (including any share split, share dividend, or other distribution of shares in respect of shares, or reverse share split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation, with any of its Subsidiaries, or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of outstanding shares of any class or series of voting shares or any securities convertible into voting shares of the Corporation or any Subsidiary, that is beneficially owned by an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

               (f) any receipt by the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder of the benefit (directly or indirectly, except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the Corporation.

               2. The term "Capital Shares" shall mean all capital shares of the Corporation authorized to be issued from time to time under ARTICLE V of these Articles of Incorporation, and the term "Voting Shares" shall mean all Capital Shares that by its terms may be voted on all matters submitted to shareholders of the Corporation generally.

               3. The term "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who (i) is the beneficial owner directly or indirectly of Voting Shares representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding Voting Shares or (ii) is an Affiliate or Associate of the Corporation and at any time within the five-year period immediately prior to the Announcement Date was the beneficial owner of Voting Shares representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding Voting Shares. For the purpose of determining whether a person is an Interested Shareholder, the number of Voting Shares of the Corporation considered to be outstanding includes shares considered to be beneficially owned by the person, but does not include any other unissued shares of Voting Shares of the Corporation that may be issuable under any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               4. A person shall be a "Beneficial  Owner" of any Capital  Shares
          (i) which such person individually or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person individually or any of its Affiliates or Associates has, directly or indirectly, (x) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (y) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Capital Shares.

               5. The term "Associate" when used to indicate a relationship with any person, means: (1) Any corporation or organization of which the person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of voting shares; (2) Any trust or other estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; and (3) Any relative or spouse of the person, or any relative of the spouse, who has the same home as the person.

               6.  The  term  "Affiliate"   means  a  person  that  directly  or
          indirectly through one (1) or more intermediaries, controls, is controlled by, or is under common control with a specified person.

               7. The term "Subsidiary" of the Corporation means any other corporation of which voting shares constituting a majority of the outstanding voting shares of the other corporation entitled to be cast are owned (directly or indirectly) by the Corporation.

               8. The term "Market Value" means (i) in the case of shares, the highest closing sale price during the 30-day period immediately preceding the date in question of such a share on the Composite Tape for New York Stock Exchange listed shares, or, if such shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if such shares are not listed on such Exchange, on the principal United States securities exchange on which such shares are listed, or, if such shares are not listed on any such exchange, the highest closing bid quotation with respect to such a share during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the Market Value on the date in question of such a share as determined by a majority of the directors in good faith; and (ii) in the case of property other than cash or shares, the Market Value of such property on the date in question as determined in good faith by a majority of the directors.

               9. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs 3(a) and 3(b) of Section A of this
          ARTICLE VII shall include the Common Shares and/or the shares of any other class or series of Capital Shares retained by the holders of such shares.

                                                   ARTICLE VIII

                                                  Indemnification

               Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys' fees) judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection within the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Corporation. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or hereafter existing statute, any other provision of these Articles of Incorporation, the by-laws, agreement, vote of shareholders or otherwise. If the Indiana Business Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Indiana Business Corporation Law, as so amended. Any repeal or modification of this ARTICLE VIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                                    ARTICLE IX

                                                    Amendments

               The Corporation reserves the right to amend, alter, change or repeal any provision in these Articles of Incorporation as permitted by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provision of Articles VI, VII, VIII and this Article IX may not be amended, altered, changed or repealed unless such amendment, alteration, change or repeal is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares entitled to vote thereon.